CITIBANK, N.A.
                           399 Park Avenue
                       New York, New York 10043




American Banknote Corporation,                (as of) August 31, 1995
American Bank Note Company, and
American Bank Note Holographics, Inc.
51 West 52nd Street, 14th Floor
New York, New York 10019

Attention:  Mr. Ward A.W. Urban, Treasurer

       Re:  New Credit Agreement and Temporary Commitment

Gentlemen:

  American Bank Note Company ("ABN"), American Bank Note Holographics, Inc. ("ABH"), (ABN and ABH may be referred individually as a "Borrower" and collectively as the "Borrowers"), and American Banknote Corporation
(formerly known as United States Banknote Corporation) ("ABC"), Creditanstalt-Bankverein, The Nippon Credit Bank, Ltd. and we (as Agent and/or a Bank) are parties to a Credit Agreement dated as of May 26, 1992, as modified by letter agreements dated as of January 5, 1993, September 30, 1993, December 31, 1993 (two letters), December 31, 1994, and June 30, 1995, and as amended by a First Amendment to Credit Agreement dated as of une 23, 1993, a Second Amendment to Credit Agreement dated as of March 25, 1994, and a Third Amendment to Credit Agreement dated as of
May 26, 1995 (as so modified and amended, the "Credit Agreement"), which establishes various covenants and other terms and provisions. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Credit Agreement.

  The Commitment of the Banks under the Credit Agreement expires on August 31, 1995, in accordance with its terms, although certain Letters of Credit (and the Credit Agreement as it pertains thereto) are continuing. You have delivered to us a Commitment Letter from Chemical Bank respecting a replacement facility, and you have requested that we extend your existing Commitment until the end of September to permit you time to close your new facility with Chemical Bank. Although the Banks as a group are not extending the Commitment, we are willing to establish a separate temporary commitment on the same terms and provisions as set forth in the Credit Agreement except as otherwise provided herein.

  By your signature below, you and we hereby enter into a new credit agreement (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, the "New Credit Agreement") upon the terms and provisions and subject to the conditions set forth in the Credit Agreement (which are hereby incorporated by reference) and the ABH Guaranty (as defined in the Credit Agreement) as modified by this letter agreement and by the Security Agreement between ABN and us dated as of the date hereof
(as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, the "Security Agreement"). In the event of any conflict between the terms and provisions of the Credit Agreement incorporated by reference and those of this letter or the Security Agreement, the terms and provisions of this letter or the Security Agreement (as the case may be) shall control and be given effect.

       We hereby establish a Commitment under the New Credit
Agreement of $7,500,000.00 (with a sublimit of $2,500,000.00 in aggregate face amount for Letters of Credit), with Advances being and Letters of Credit being available to the Borrower upon the same terms and subject to the same conditions as set forth in the Credit Agreement. Each Letter of Credit must be cash collateralized prior to its issuance in an amount that is not less than 100% of the aggregate face amount of such Letter of Credit (or 105% of the U.S.
Dollar equivalent if denominated in a foreign currency), which cash collateral shall be deposited with the Bank and held as security pursuant to the Security Agreement. The Termination Date for this Commitment is September 30, 1995. (The definitions of Commitment and Termination Date as incorporated by reference from the Credit Agreement are hereby modified accordingly.) The Borrowers shall repay all of the Loans and other Obligations (other than outstanding Letters of Credit that are cash collateralized as aforesaid) in full on September 30, 1995.
       This New Credit Agreement is between you and us (in our capacity as both Agent and as all of the Banks). None of the other Banks under the existing Credit Agreement have any rights or obligations under the New Credit Agreement, which they and the parties hereto hereby confirm by their signatures below.

       In order to induce us to enter into the New Credit Agreement, you hereby agree to execute and deliver to us the Security Agreement and a Promissory Note in the form of Exhibit A hereto (as the same may be supplemented, modified, amended or restated from time to time in the manner provided therein, the "Note"), which Note shall evidence all Advances under the New Credit Agreement.
       Please acknowledge your acceptance and agreement of this New Credit Agreement and its conditions by signing two of the enclosed copies of this letter and returning them to us, c/o Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York,
New York  10036,
Attention:  Lawrence David Swift, Esq.

                           Very truly yours,

                           Citibank, N.A.

                           By:ss/William G. Martens III, Managing Director

ACKNOWLEDGED, ACCEPTED AND AGREED:

American Banknote Corporation


By: ss/ Ward A.W. Urban, Vice President and Treasurer

American Bank Note Company


By: ss/Ward A.W. Urban, Vice President and Treasurer

American Bank Note Holographics, Inc.


By:
             Ward A.W. Urban, Vice President and Treasurer

cc:    Harvey Kesner, Esq.
       Hillel M. Bennett, Esq.

ACKNOWLEDGED AND CONSENTED TO:

Creditanstalt-Bankverein


By:  _________________________________________
       Gregory F. Mathis, Vice President

By:  _________________________________________
       Geoffrey D. Spillane, Senior Associate


The Nippon Credit Bank, Ltd.


By:  _________________________________________
       Clifford Abramsky, Vice President

                              EXHIBIT A
                                  to
                         NEW CREDIT AGREEMENT
                                 with
 AMERICAN BANK NOTE COMPANY and AMERICAN BANK NOTE HOLOGRAPHICS,
INC.

                      REVOLVING PROMISSORY NOTE



$7,500,000.00                                      New York, New York
                                          Dated as of August 31, 1995

            FOR VALUE RECEIVED, American Bank Note Company and American Bank Note Holographics, Inc. (individually, a "Borrower", and collectively, the "Borrowers"), jointly and severally promise to pay to the order of Citibank,
 N.A. (the "Bank"), a 399 Park Avenue, New York, New York 10043, or at such other place as may be designated in writing by the holder of this Note, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000.00), or so much thereof as may be advanced and outstanding, with interest thereon, to be computed on each advance from the date of its disbursement, all as provided in that certain New Credit Agreement (in the form of a letter agreement incorporating other documents) among the Borrowers, American Banknote Corporation (formerly known as United States Banknote Corporation) and the Bank and the Security Agreement between ABN and the Bank, each dated as of August 31, 1995 (as the same may be supplemented, modified, amended or restated from time to time in the manner provided therein, collectively, the "Loan Agreement").
Capitalized terms used and not otherwise defined in this Note shall have the meanings respectively assigned to them in the Loan Agreement.

            This Note is the Note referred to in the Loan Agreement. Principal and interest shall be due and payable as provided in the Loan Agreement, and all of the terms and provisions of the Loan Agreement, including (without limitation) provision for prepayment and acceleration of maturity, are incorporated herein by reference and made a part hereof. This Note is secured by certain collateral pledged by ABN pursuant to the Loan Agreement.

            Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived by the Borrowers. This Note is made and delivered in the City, County and State of New York, where all advances and repayments shall be made, and shall be construed in accordance with and governed by the applicable laws pertaining in such State.

            This Note may not be changed or terminated orally, and in any event may not be changed without the written consent of the holder hereof.


                           American Bank Note Company


                           By: Ward A.W. Urban, Vice President and Treasurer
                                  American Bank Note Holographics, Inc.


                           By: Ward A.W. Urban, Vice President and Treasurer

STATE OF NEW YORK          )
                 :  ss.:
COUNTY OF NEW YORK    )

            On this 1st day of September, 1995, before me personally came Ward A.W. Urban, to me known, who, being by me duly sworn, did depose and say: that he resides at 20 Ellsworth Street, Rye, New York 10580;
that he is the Vice President and Treasurer of American Banknote Corporation, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.







STATE OF NEW YORK          )
                 :  ss.:
COUNTY OF NEW YORK    )

            On this 1st day of September, 1995, before me personally came Ward A.W. Urban, to me known, who, being by me duly sworn, did depose and say: that he resides at 20 Ellsworth Street, Rye, New York 10580;
that he is the Vice President and Treasurer of American Bank Note Holographics, Inc. the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.